UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of

The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): March 18, 2011

Saba Software, Inc.

(Exact Name of Registrant as Specified in Charter)

Delaware	001-34372	94-3267638
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

2400 Bridge Parkway, Redwood Shores, California	94065-1166
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code (650) 581-2500

(Former Name or Former Address, if Changed Since Last Report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02. Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers

At a Special Meeting of Stockholders (the “Special Meeting”) of Saba Software, Inc. (the “Company”) held on March 18, 2011, the Company’s stockholders approved the adoption of the Company’s Amended and Restated 2009 Stock Incentive Plan (the “Amended Plan”). The Board of Directors of the Company adopted the Amended Plan in January 2011, subject to stockholder approval. The Amended Plan increases the number of shares authorized under the Amended Plan from 2,900,000 shares to 5,900,000 shares and makes certain other changes as described in the Company’s definitive proxy statement for the Special Meeting filed with the Securities and Exchange Commission on February 14, 2011. A copy of the Amended Plan is filed as Exhibit 10.1 hereto and incorporated herein by reference.

Item 5.07. Submission of Matters to a Vote of Security Holders

At the Special Meeting, the Company’s stockholders approved of the adoption of the Amended Plan. The following table sets forth the results of voting for the approval of the adoption of the Amended Plan:

Votes For	Votes Against	Abstentions	Broker Non-Votes
13,381,871	3,898,239	4,737	0

Item 9.01. Financial Statements and Exhibits.

(d) Exhibits.

The following exhibit is attached to this Current Report on Form 8-K:

Exhibit Number	Description
10.1	Saba Software, Inc. Amended and Restated 2009 Stock Incentive Plan

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Saba Software, Inc. (Registrant)

Date: March 21, 2011	/s/ William Slater
(Signature)
William Slater
Chief Financial Officer